UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of report (date of earliest event reported): September 12, 2005

                               HILAND PARTNERS, LP
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

        DELAWARE                     000-51120                71-0972724
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(State of incorporation      (Commission file number)      (I.R.S. employer
    or organization)                                     identification number)

              205 West Maple, Suite 1100
                    Enid, Oklahoma                        73701
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       (Address of principal executive offices)        (Zip code)

Registrant's telephone number, including area code: (580) 242-6040

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

Item 1.01.   Entry into a Material Definitive Agreement
Item 7.01.   Regulation FD Disclosure.
Item 9.01.   Financial Statements and Exhibits.

SIGNATURES

INDEX TO EXHIBITS

Press Release

Item 1.01. Entry into a Material Definitive Agreement. On September 9, 2005, Hiland Partners, LP, through its wholly owned subsidiary, Hiland Operating, LLC (together, the "Partnership") entered into a definitive agreement with Hiland Partners, LLC and the holders of the outstanding membership interests in Hiland Partners, LLC (together, the "Sellers") under the terms of which the Partnership has agreed to purchase all of the outstanding membership interests in Hiland Partners, LLC. Hiland Partners, LLC is the owner of the Bakken Gas Gathering System located in Richland County, Montana (the "System"). The Partnership, Hiland Partners, LLC and Harold Hamm and his affiliates are parties to a certain Omnibus Agreement dated as of February 15, 2005, in which Hiland has an exclusive two-year option to purchase the System as an asset purchase based on the fair value of the System at the time of purchase. A mutually agreed upon investment banking firm determined that the fair value System as of September 1, 2005 was $95 million. The Conflicts Committee, consisting of the independent directors of the general partner of the Partnership, has approved the valuation. Under the terms of the definitive agreement, which amended the Omnibus Agreement to provide for a purchase of membership interests rather than assets, the Partnership has agreed to purchase the outstanding membership interests in Hiland Partners, LLC for $95 million, plus post-September 1, 2005 (a) capital expenditures made by Hiland Partners, LLC that benefit the System and (b) increases in working capital, less (x) the balance owing by Hiland Partners, LLC to its banks and (y) decreases in working capital. The effective date of the purchase will be as of September 1, 2005. Consummation of the purchase transaction is subject to customary closing conditions and certain regulatory
clearances.   In  connection   with  and  to  facilitate  the  closing  of  this
acquisition, the Partnership will increase the size of its subsidiary's bank revolving credit facility from $55 million to $125 million. This increased facility is expected to be finalized and fund concurrently with the closing of the acquisition. Proceeds from the increased facility will be used to fund the purchase price.

Item 7.01. Regulation FD Disclosure. On September 12, 2005, Hiland Partners, LP (the "Partnership") issued a press release announcing the execution of a definitive agreement to acquire the Bakken Gas Gathering System in Richland County, Montana, and the proposed increase in the credit facility of the Partnership's subsidiary, Hiland Operating, LLC, from $55 million to $125 million to facilitate the closing of the acquisition. A copy of the press release is furnished as an exhibit to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 9.01. Financial Statements and Exhibits.

     (c)     Exhibits

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the press release is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act.

EXHIBIT
NUMBER              DESCRIPTION
------              -----------

99.1           Press release dated September 12, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HILAND PARTNERS, LP

                                   By:     Hiland Partners GP, LLC,
                                           Its General Partner


Date: September 12, 2005           By:     /s/ Ken Maples
                                           -----------------------------------
                                           Ken Maples
                                           Chief Financial Officer, Vice
                                           President-Finance, Secretary and
                                           Director
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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER              DESCRIPTION              METHOD OF FILING
------              -----------              ----------------

99.1   Press release dated September 12,   Filed herewith electronically
       2005.